P R E A M B L E

This Agreement dated February 16, 2004 is entered into by, between, and limited solely to Bristol Piping Systems, (Employer) and the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada Local Union No. 538 (Local Union 538). All provisions of this agreement shall remain in full force and effect through February 15, 2009 and at midnight on said date this contract shall expire.

W I T N E S S E T H

WHEREAS, the Employer agrees that during the period of this collective bargaining Agreement it will, when employing employees within the bargaining unit represented by Local Union 538, adhere to the wage scale and working conditions which appear within this agreement and are a part hereof, and

WHEREAS, Local Union 538 agrees that during the period of this Agreement that those employees within the bargaining unit of Local Union 538 who work for the Employer will do so on the basis of the wage scale and working conditions which appear in this Agreement and are a part hereof.

NOW, THEREFORE, for and in consideration of the mutual promises and agreements herein contained the parties hereto agree as follows:

ARTICLE I

DEFINITION OF EMPLOYER

The term "Employer" as used in the Agreement shall be deemed to include only Bristol

Piping Systems, 390 Bristol Metals Road, Bristol, Tennessee which the parties specifically recognize and acknowledge as a separate and distinct "Employer". "Employer" as used in the Agreement does not include nor does this Agreement extend to Bristol Metals, L.P. , or any parent, subsidiary, affiliate or any other entity in any manner related to Bristol Piping Systems.

ARTICLE II

MANAGEMENT RIGHTS

The management of the Employer's business, including, but not limited to, the direction of the working force, the right to hire, to plan, direct, control and schedule all operations (including the scheduling of the work force), the right to establish quality standards or facilities is the sole and exclusive prerogative and responsibility of the Employer as is the right to make and enforce rules of operation and conduct. Except as expressly limited in this Agreement, nothing contained herein shall be deemed to limit the Employer in any way in this exercise of the regular and customary functions of management.

ARTICLE III

AUTHORIZATION OF AGENTS

Section 1: It is stipulated and agreed that only the below named officers of the union, either individually or collectively, are the authorized officers and agents of the Union and shall be the only ones to be recognized by the Employer as being authorized to act for or on behalf of the Union in any manner whatsoever under the terms of this Agreement. The actions, declarations or conduct of any person except those herein named, whether performance is made with respect to the Union or not, shall not be considered to be the act of any officer or agent of the Union, and shall not constitute any authorized act for and on behalf of the Union, nor will the employees of the Union recognize these persons as the Union's officers or agents for that purpose, and their actions in that respect shall not be binding upon the Union, nor shall they form the cause of or basis of any liability of any nature whatsoever on the part of the Union.

The authorized officer is the Business Agent of Local Union 538, or his successor.

Section 2: It is further stipulated and agreed that the authority of an officer of the Union to act for the Union, as stated above, may be revoked at any time, if a registered letter to that effect, signed by the duly authorized Union officer under the seal of the Union, is received by the Employer.

ARTICLE IV

WORKING RULES

The working rules shall be those prescribed by the Union and agreed to by the Employer as set forth in this Agreement.

ARTICLE V

EMPLOYMENT

The Business Manager of the Local Union shall furnish the Company with all employees.

1. Selection of applicants for jobs shall be on a nondiscriminatory basis, and shall not be based on, or in any way affected by, Union membership, by-laws, rules, regulations, constitutional provisions, or other aspects or obligations of Union membership, policy or requirements.

2. The Employer retains the right to reject any applicants sent to it by the Union and to recall any specific employee currently on lay-off if employed by the Company any time in the preceding eighteen (18) months.

3. The parties to this Agreement agree to post in places where notices to employees or applicants for employment are customarily posted, all provisions relating to the functioning of this hiring arrangement, including a statement to the effect that the furnishing of employees to the Employer by the Local Union in no way entails the obligation to be a member of the Union.

4. The designation of and determination of the number of foremen is the sole responsibility of the Employer. The foreman shall handle all duties normally assigned a foreman such as under the direction of management supervising the work force covered under this agreement. The foreman shall be permitted to handle tools and in such instances his duties are slow, he shall be allowed to work with his tools.

ARTICLE VI

UNION SECURITY

If the laws of Tennessee are amended to permit union security provisions, the parties will meet on thirty-(30) days' written notice to negotiate on the subject.

ARTICLE VII

HOURS OF WORK AND OVERTIME

Section 1: The normal workweek commences 12:01 a.m., Sunday and ends midnight the following Saturday.

Section 2: The Employer retains the right to schedule employees as needed, specifically including the scheduling of shift work and/or the scheduling of four (4) consecutive ten (10) hour days at straight time.

Section 3: Time and one-half the regular base rate shall be paid for Saturdays and all hours worked over eight (8) in one day, or ten (10) in one day if the posted work schedule is 4 - 10's in lieu of 5 - 8's. Double the regular base rate shall be paid for all hours worked over twelve (12) in one day. The Employer will be solely responsible for scheduling all shifts.

Section 4: The Employer retains the right to require overtime work.

Section 5: Sundays, Christmas, Labor Day, Fourth of July, Thanksgiving, Memorial Day, and New Year's Day shall be considered Holidays, and all work done on these days shall be done at the rate of double time.

Section 6: Under no circumstances will pyramiding or duplication of compensation by reason of any overtime or premium pay provision of this Agreement be permitted. Hours paid for but not worked shall not be counted as hours worked in the computation of daily or weekly overtime.

ARTICLE VIII

RATES OF PAY

Section 1: The rates of pay for journeymen employed at the stainless shop shall be as indicated on Attachment G.

Section 2: The rates of pay for journeymen, apprentices, and metal trades employed on carbon steel work shall be equal to 95% of pay rate at stainless shop.

Section 3: The wage scale for apprentices shall be as indicated:
First Year	40% of journeyman pay
Second Year	50% of journeyman pay
Third Year	60% of journeyman pay
Fourth Year	70% of journeyman pay
Fifth Year	80% of journeyman pay

Section 4: The wage scale for metal trades shall be as indicated:
First Year First 160 Hours	40% of journeyman pay
First Year After 160 Hours	40% of journeyman pay plus $1.00 per hour
After 1 year	55% of journeyman pay

Section 5: Total hourly compensation for journeymen employed on stainless steel shall be as indicated on Attachment G.

Section 6: The wage scale for Foreman shall be $1.00 per hour above that of Journeyman scale.

Section 7: The wage scale for a General Foreman shall be $1.75 per hour above that of journeyman scale.

Section 8: The wage scale for a person assigned to perform Maintenance in the shop will be as follows:
First Year	80% of journeyman pay
Second Year	80% of journeyman pay
Third Year	80% of journeyman pay
Fourth Year	85% of journeyman pay
Fifth Year	90% of journeyman pay

Section 9: The wage scale for a metal trades journeyman certified to Level II and performing NDE in the shop will be paid 55% of the building trades journeyman rate plus $1.50 per hour.

Section 10: Any change in rate as a result of moving up in classification will take effect the first day of Bristol Piping Systems fiscal month following the change in classification.

ARTICLE IX

HEALTH AND WELFARE FUND

Section 1: The Employer agrees to contribute for all employees designated as eligible in this Agreement to a Health and Welfare Trust Fund. The aforesaid contribution shall be remitted on a monthly basis to the Johnson City Plumbers and Steamfitters Local Union 538 Health and Welfare Trust Fund. The contribution shall be as indicated on Attachment G.

Section 2: Eligible employees to whom Health and Welfare payments shall be paid are all Journeymen, Apprentices, and Metal Tradesmen covered by this Agreement; however, only those Metal Tradesmen that have been employed over 2,080 hours by Bristol Piping Systems will be eligible.

Section 3: The contributions of the Employer to the Health and Welfare Fund shall be used exclusively to provide Group Life Insurance, Accidental Death and

Dismemberment Insurance, Medical Expense Insurance and Temporary Disability

Benefits to eligible employees and their families, in such form and the amount as the

Trustees of the Health and Welfare Fund may determine and the organization and administration expenses of the Health and Welfare Fund.

Section 4: Health and Welfare contribution can be changed once annually (at the Contract anniversary date); and total hourly compensation will not exceed the total hourly compensation shown in Attachment G. Any changes in contribution will take effect the first day of Bristol Piping Systems fiscal month following the receipt of the 30-day notice.

Section 5: The said Health and Welfare Fund shall be administered by an Agreement and Declaration of Trust administered jointly by an equal number of Representatives of the Employer and the Union which total number shall be four (4) and which Agreement and Declaration of Trust shall conform to all requirements of law. A copy of the said Agreement and Declaration of Trust, together with any amendments thereto, shall be considered part of this Agreement as though set forth here at length.

Section 6: Said Health and Welfare payments shall be paid by the Employer by the 20th of each month for the preceding month.

Section 7: The Employer shall begin payments upon completion of all details by and upon notification from the Trustees, retroactive to the effective date of this Agreement.

ARTICLE X

PLUMBERS AND PIPEFITTERS NATIONAL PENSION FUND

The undersigned Employer and Union agree that the Employer shall make pension contributions to the National Pension Fund in accordance with the terms of this agreement on behalf of those employees who are covered by the National Pension Fund pursuant to the Collective Bargaining Agreement.

1. (a) Commencing with the 15th day of February, 2004, and for the duration of the current Collective Bargaining Agreement between the said parties, and any renewals or extensions thereof, the Employer agrees to make payments to the Plumbers and Pipefitters National Pension Fund for each Employee who is covered by the Plan in each classification listed below in accordance with the said Collective Bargaining Agreement, as shown on Attachment G.

Any classification of Employees who are excluded from the Plan pursuant to good faith bargaining and for whom contributions are not required by the collective bargaining agreement shall not participate in the Plan. Persons in such excluded classifications shall not be considered "Employees" for purposes of the Plan and this Standard Form of Participation Agreement.

(b) The Employer shall make the contributions set out in subparagraph 1 (a) for each hour or portion thereof, for which an Employee is paid or entitled to payment for performance of duties for the Employer. (Each overtime hour shall be counted as one regular hour for which contributions are payable.)

(c) Contributions as set out in subparagraph 1 (a) above shall be paid starting with the Employee's first day of employment in a job classification covered by the Collective Bargaining Agreement.

(d) The payments to the Pension Fund required above shall be made to the "Plumbers and Pipefitters National Pension Fund" which was established under an Agreement and Declaration of Trust, dated July 23, 1968 and restated December 13, 1978. The Employer, by signing this Standard Form of Participation Agreement or by signing a Collective Bargaining Agreement providing for participation in the Plumbers and Pipefitters National Pension Fund, agrees to be bound by all of the terms and conditions of the Restated Agreement and Declaration of Trust thereby ratifies, accepts and designates as its representatives the Employer Trustees then serving as such and authorizes said Employer Trustees to designate additional Employer Trustees and successor Employer Trustees in accordance with the terms and conditions thereof and authorizes the Trustees to adopt amendments to the Restated Agreement and Declaration of Trust. The Employer hereby acknowledges receipt of a copy of the Restated Agreement and Declaration of Trust in effect when this Agreement is signed.

2. It is agreed that the Pension Plan adopted by the Trustees of the said Pension Fund shall at all times conform with the requirements of the Internal Revenue Code so as to enable the Employer at all times to treat contributions to the Pension Fund as a deduction for income tax purposes.

3. It is agreed that all contributions shall be made at such time and in such manner as the Trustees require, and the Trustees shall have the authority to retain an accountant or accounting firm to perform payroll audits of the Employer to determine whether the correct amount of contributions have been made or to determine whether contributions have been made on behalf of all Employees covered by the plan.

4. If an Employer fails to make contributions to the Pension Fund within 20 days of the end of the month during which the work was performed, the Union shall have the right to take whatever steps are necessary to secure compliance, any provision of the Collective Bargaining Agreement to the contrary notwithstanding, and the Employer shall be liable for all costs and expenses for collecting the payments due, together with attorneys' fees, interest on the unpaid contributions of 12% per annum, and liquidated damages of 10% of the unpaid contributions. The employer's liability for payment hereunder shall not be subject to the grievance or arbitration procedure or the "no-strike" clause provided under the Collective Bargaining Agreement.

5. The parties agree that this Participation Agreement shall be considered a part of the Collective Bargaining Agreement between the undersigned parties.

6. The expiration date of the present Collective Bargaining Agreement between the undersigned parties is the 15th day of February, 2009. Copies of the collective Bargaining Agreement and all renewal or extension agreements will be furnished promptly to the Pension Fund Office and, if not consistent with this Participation Agreement, can be used by the Trustees as the basis for termination of participation of the Employer.

7. Pension contribution can be changed once annually (at the Contract anniversary date); and total hourly compensation will not exceed the total hourly compensation shown in Attachment G. Any changes in contribution will take effect the first day of Bristol Piping Systems fiscal month following the receipt of the 30-day notice

ARTICLE XI

EDUCATIONAL TRUST FUND

The Employer and the Union do hereby agree to be bound by all the terms of the

Educational Trust Fund Agreement dated January 1, 1965, entitled "Agreement

And Declaration of Trust for the Development of Skills of Journeymen and Apprentices in the Plumbing and Pipefitting Industry". The Employer agrees to pay and contribute to the Local Apprenticeship Training Fund the amount indicated:

Effective February 15, 2004, $.26/hr. for each Journeyman, Apprentice and Metal Tradesman.

Educational contribution can be changed once annually (at the Contract anniversary date); and total hourly compensation will not exceed the total hourly compensation shown in Attachment G. Any changes in contribution will take effect the first day of Bristol Piping Systems fiscal month following the receipt of the 30-day notice.

ARTICLE XII

SHOP STEWARDS

Section 1: A shop steward may be appointed by the Business Manager.

Section 2: In the event of a reduction in force, the shop steward shall be the last man laid off, except the foreman and/or superintendent, providing he is qualified to perform the work available.

ARTICLE XIII

BUILDING TRADES APPRENTICES

There shall be no limit as to the number of building trades apprentices employed in the shop; however, the following ratios (journeymen to apprentices) shall not be exceeded in the following areas of skill:

Fit-Up	3 to 1
Tacking for Fit-Up	3 to 1
Welding	3 to 1

Fifth year, second six (6) months' apprentices will be considered as journeyman for the purposes of calculating ratios.

ARTICLE XIV

REPORTING AND CALL IN PAY

Section 1: Any employee within the bargaining unit of the Union reporting for work at the regular starting time and for whom no work is provided, shall receive two hours call in pay at the prevailing rate of wages, unless he has been notified at the end of the last preceding shift not to report to work.

Section 2: Any employee who reports for work and for whom work is provided shall receive not less than four hours pay. If four or more hours are worked in any one day he shall receive pay for the number of hours he worked in excess of four hour minimum unless the employee leaves work of his own accord. This exception does not apply to the two hour reporting time.

ARTICLE XV

SAFETY AND HEALTH MEASURES

Section 1: Adequate and proper equipment shall be furnished by the Employer for the protection of the health and safety of all employees within the bargaining unit who are employed by the Employer. Plant and Safety Rules (Attachments A & B) shall be strictly adhered to by all employees and will be enforced by the Employer.

Section 2: All tools and equipment used by journeymen shall be furnished by the Employer, including welding gloves and hoods, and other tools required for welding. Further, each fit-up table will be assigned the hand tools required to perform the work required (Attachment D). These hand tools will be signed for by a fitter assigned to the table. This employee shall be responsible for their safekeeping and care. Failure of this responsibility by the employee shall result in the cost of the item being deducted from his next paycheck up to a maximum of $50.00 in any 12 month period. If tool loss becomes excessive, the Employer reserves the right to renegotiate the maximum yearly amount.

Section 3: The Employer and Local Union 538 agree to meet once a quarter,

as a minimum, to discuss safety and health measures and any other matters to the benefit of both. The attendees representing Local Union 538 will be as such to represent all departments in the shop.

ARTICLE XVI

CODE OF BUSINESS CONDUCT AND RELATED POLICIES

The Code of Business Conduct of Synalloy Corporation (Attachment H) contains the specific corporate polices adopted by the Board of Directors that relates to the legal and ethical standards of conduct of employees and agents of the Company. All employees are required to comply with the Code of Business Conduct and sign the Certificate of Compliance.

ARTICLE XVII

GRIEVANCE PROCEDURE

All disputes and controversies as to the meaning or interpretation of any provision of this Agreement shall be treated as a grievance and disposed of in accordance with the following steps:

1. The aggrieved employee shall first discuss the grievance with the Steward and Plant Superintendent.

2. Failing settlement at the first step within 72 hours of the presentation of the first step, the Steward shall attempt settlement with the Plant Manager.

3. Failing settlement at the second step within 72 hours of the presentation of the second step, the Business Representative of the Local and the Shop Steward shall attempt settlement with the Plant Manager.

4. In the event a grievance shall not have been adjusted to the satisfaction of either party through the steps of the above procedure, then arbitration may be invoked within fifteen (15) calendar days from the determination of the third step by either party requesting the Federal Mediation and Conciliation Service provided a panel of arbitrators. Unless mutually agreed by the parties, the arbitrator selected may hear only one (1) grievance. The arbitrator shall not be empowered to rule contrary to, to amend, to add to, or eliminate any of the provisions of this Agreement. The decision of the arbitrator shall be final. The expense incident to the services of an arbitrator shall be paid equally by the Employer and Local Union 538.

ARTICLE XVIII

NO STRIKE, NO LOCKOUT

During the life of this Agreement, there shall be no strikes, work stoppages, sympathy strikes, slow downs or other impeding of work on the part of the Union and no lockouts by the Employer.

ARTICLE XIX

SAVINGS CLAUSE AND TERMINATION OF AGREEMENT

Section 1: The parties to this Agreement in reaching a mutual understanding believe that they have done so in full compliance with Federal, State and Local laws, but if any provision of this Agreement or the application of any provision is invalid or in violation of Federal, State, or Local laws, as determined by a court, board or agency of competent jurisdiction, then such provision or the application of the same shall be ineffectual, void and within application, however, the remainder of this agreement shall not be affected thereby.

Section 2: This Agreement shall be effective from February 15, 2004 until February 15, 2009 and from year-to-year thereafter unless either party gives notice of its intent to terminate or modify this Agreement no more than ninety (90) days nor less than fifteen (15) days prior to February 15, 2004.

[SIGNATURES OMITTED]

ATTACHMENT A

PLANT RULES

The purpose of these rules is to define for everyone the level of conduct which is expected of Bristol Piping Systems employees in their relationships with the Employer as well as with their fellow employees, and to publicize such rules widely so as to encourage individual self-discipline and thereby eliminate any need for the imposition of penalties.

These rules have been established to encourage efficiency and safety of operation in our plant which, in turn, leads to the operation of a successful business enterprise, which can furnish all of us a pleasant, rewarding and secure place to earn a livelihood for ourselves and our families.

In general, the prescribed discipline for violations of Plant Rules is corrective and gives the employee ample opportunity to work within its framework; however, violation of some rules under certain circumstances is considered so serious that discharge is necessary.

GROUP I

Violations of the following rules will be considered cause for disciplinary action up to and including discharge for the 1st offense.

1. Possessing, or having present within one's body, or being under the influence of intoxicating beverages or non-prescribed, controlled substances, including drugs, while on the job or on Employer's premises. Further, the Employer may require employees to undergo appropriate related tests. Attachment B, outlining the employer's testing policy, is a part of these Plant Rules.

2. Stealing or attempting to steal property from any individual on Employer's premises, or stealing or attempting to steal property from the Employer.

3. Willful ringing of the clock card of another employee, permitting someone else to ring your clock card, or tampering with clock cards or clocks.

A1

4. Falsifying information on time records, production counts, or other Employer records.

5. Bodily assault to any person on Employer's property.

6. Repeated or deliberate violation of Plant Rules.

7. Unauthorized absence from the job during working hours or unauthorized absence from the Company premises during working hours. Attendance Policy (Attachment D) and Vacation Policy (Attachment E) will apply.

8. Deliberate abuse or destruction of Employer's property.

9. Failure to punch clock card at the beginning and end of the shift or failure to punch out and in when leaving the Employer's premises during an employee's scheduled shift hours.

10. Immoral or indecent conduct.

11. Violation of safety rules or common safety practices.

12. Refusal to follow a foreman's instructions. (An employee must always follow the instructions give, Exception: Where immediate compliance would endanger his life or limbs.)

13. Unauthorized possession of concealed weapons on Employer's premises at any time.

14. Threatening, intimidating, coercing or interfering with employees or supervision.

GROUP II

Violation of the following rules can be as serious as violations of rules in Group I; however, some violations are considered less serious. Accordingly, violations of these rules will be cause for disciplinary action as prescribed below and will be dependent upon the serious of the offense.

1st Offense - Verbal or written reprimand up to and including 2 weeks lay-off.

2nd Offense - Disciplinary lay-off up to and including discharge.

3rd Offense - Discharge.

15. Misuse, abuse or destruction of Employer's property or any property on Employer's premises through negligence or carelessness.

A2

16. Abusive language to any employee or supervision.

17. The uttering or publishing of false, vicious or malicious statements concerning the Employer or any employee of the Employer.

18. Smoking in restricted areas, tobacco chewing and spitting in any area.

19. Chronic absenteeism or chronic tardiness. (An employee is tardy when he is not clocked in and at his work station when the shift starting signal is sounded.)

20. Overstaying vacation or leave of absence.

21. Garnishments.

22. Soliciting of funds, signatures, chances, memberships or similar solicitations during actual working time; the distribution of literature in the working areas of the plant, or during actual working time.

23. Unauthorized posting or removal of notices, signs or writings from bulletin boards.

24. Punching in more than seven (7) minutes before or punching out more than seven (7) minutes after an employee's shift. Starting to work ahead of or working after the end of an employee's scheduled starting or quitting time, unless ordered to do so by a supervisor. Employees must not enter the plant at times other than their regularly scheduled shift hours without permission of the Employer. (Check at the office.)

25. Running, scuffling, throwing articles, or horseplay of any kind on Employer's property.

26. Failure to report occupational injury promptly to immediate supervisor.

27. Failure to open for inspection on request when leaving premises anything capable of concealing Employer's property.

28. Entering any department other than the one to which assigned without permission of your departmental supervision and the supervision of the department you wish to enter except when on Employer's business.

29. Carelessness or inattention to job duties resulting in faulty work, scrap or damage to equipment.

A3

30. Lining up at the time clock in the department before the signal is sounded for lunch period or prior to the signal at the end of the shift. Employees must be at their work stations.

31. Wasting time or loitering on any Employer property during working hours.

32. Abuse of break periods.

The above rules cover the more common problems, which are likely to occur. The published rules are not intended to be all inclusive. We feel it is reasonable to expect the same standard of behavior in our work relationship in the plant that is expected outside the plant in any other phase of community life.

The Employer shall, as it becomes necessary, publish additional rules or change the above rules. When it becomes necessary to publish additional rules or change the published rules, such rules will be discussed with the Business Agent and/or Shop Steward before being published.

A4

ATTACHMENT B

TESTING POLICY FOR INTOXICATING BEVERAGES,

NON-PRESCRIBED CONTROLLED SUBSTANCES, AND DRUGS

1. Any employee suspected of being under the influence of alcohol or drugs will be tested, not to exceed once per calendar month.

2. Any employee involved in an accident, which requires medical attention will be tested. This test will not be counted as a probable cause test outlined in Paragraph 1.

3. The Employer reserves the right to test any or all new hires.

4. Refusal of the test will be considered an admission of guilt and the employee will be terminated.

5. The mere presence of non-prescribed controlled substances or drugs is just cause for termination for the first offense.

6. The presence of .05% or higher alcohol content is just cause for termination for the first offense.

7. Two specimens will be taken. If one specimen is positive and the employee requests a re-test, the second specimen will be tested. If the second test is positive, the employee will pay for the second test.

8. First offenders of either a positive test or a refusal to take the test will be eligible for re-hire if, after 90 days, evidence of a new negative test from an Employer-approved laboratory is presented. This test will be paid for the employee.

9. Second offenders of either a positive test or a refusal to take the test will not be eligible for re-hire.

10. The laboratory used to perform the test will be at the sole discretion of the Employer.

B1

ATTACHMENT C

SAFETY REGULATIONS

The records show that more than half of all accidents are really the fault of the man hurt. You can do more to keep yourself from accidental injury than all the efforts of your supervisors combined. It has been well said that a man's best safeguard is about nine inches above his shoulders, that's - his own mind. You and your family suffer most if you are hurt. Make yourself familiar with the following rules and put them in practice.

1. Keep yourself in physical condition to do a day's work.

2. Listen to the foreman's instructions and have them clearly in mind before starting work.

3. Good housekeeping must be practiced. All material is to be kept stacked neatly and on trucks or skids; aisles are to be kept clear at all times.

4. Keep your mind on your job. Alertness prevents accidents.

5. Always use all safeguards provided.

6. Report unsafe conditions to your safety committee.

7. Do not "fool" or scuffle while at work.

8. Report all injuries promptly. Get immediate first aid.

9. Wear clothes suited to the job - safety shoes - gloves as needed. Use goggles and other protective equipment. Safety glasses must be worn by everyone in the manufacturing area.

10. In the grinding area, full face shields must be worn at all times. This applies to anyone who does any type of grinding anywhere in the shop. All grinding discs must be inspected by the stock room clerk before issuing, and the grinding operator must also check before using.

11. Portable partitions must be used to the best advantage to block the flow of grinding sparks.

C1

12. Grinders and sanders will be handled with care. They are not to be dropped or laid on the blade or rock at any time. When the operator leaves the area for any reason he will place his machine on brackets provided for this purpose. All grinders must be properly guarded.

13. At the pickling tank, proper rubber gloves, boots, goggles and aprons must be worn at all times. In addition, full face shields must be worn when handling concentrated acid.

14. Gloves must be worn when handling sheets or any other material that would have any chance of cutting a man seriously. Welders must wear the safety type helmet in order to avoid eye injuries when the helmet is lifted.

15. Pile and un-pile material with care. Handling material is the greatest accident producer on this job. When you see nails sticking up in boards, bend them over or remove them.

16. When working with another man, be sure he knows what you are going to do before you drop a load or do anything, which might injure him. Good team work promotes safety.

17. Get help for lifting heavy objects. Learn to lift the correct way.

18. Never try to oil, clean or adjust machinery while it is in motion.

19. Do not wear ragged sleeves, loose coats, flowing ties or loose jumpers while working around machines.

20. Do not get under loads, which are being carried by cranes.

21. Do not hoist a load until it is securely made fast and balanced.

22. Do not use improper or broken tools; they are dangerous.

23. Never start machinery, operate valves, or change electric switches until you know by personal investigation that it is safe.

24. Do not look at welders or cutters while they work. You might ruin your eyes. Properly shield welding areas from flash-burn hazards to other employees.

25. Do not fix electrical equipment of any kind unless your work requires it.

26. Never turn compressed air on anyone, nor on yourself; it is extremely dangerous.

C2

27. Do not use scaffolding without guardrails and toeboards. Anyone working under scaffolding must ware head protection. Never use portable electric tools that are improperly grounded.

28. Use respirator for any abrasive blasting, or in any confined area.

29. Full face shields, safety gloves and wrist protectors must be worn when operating saws.

Any employee who disregards these safety rules will be given a written reprimand for the first offense. For the second offense, the employee will be given a written reprimand and will be penalized by being sent home for up to five days without pay. For the third offense, the employee will be subject to discharge.

C3

ATTACHMENT D

HAND TOOLS ASSIGNED TO EACH FIT-UP TABLE

1	50' Tape Measure
1	25' Tape Measure
1	8" Vise Grips
2	Carpenter Squares
1	6" Level
1	2' Level
1	4' Level
1	Prick Punch
1	Chisel
1	Hammer
1	Hacksaw
1	Adjustable Wrench
1	Protractor and Blade
1	Pry Bar

D1

ATTACHMENT E

ATTENDANCE POLICY

In order to maintain efficient production schedules, we must insist on punctual attendance of all our employees. While most of our employees do have good attendance records, some have attendance records well below acceptable standards.

Employees are expected to be at their workstations at the start of their scheduled shift.

Each unexcused absence for an entire day will count as one occurrence; being late or leaving early will count as half an occurrence.

An excused absence is an absence caused by a reason acceptable to the Company, such as a death in the family, jury duty, vacations, accidents, and illness accompanied by a doctor's excuse. Each instance of tardiness, leaving before the end of scheduled shift, and absence will be handled individually and extenuating circumstances will be considered by the Company.
Within any three-month period:	Disciplinary action:
Two (2) occurrences	Verbal warning
Three (3) occurrences	Written warning
Four (4) occurrences	Three (3) days off
More than four occurrences	Discharge

Employees who fail to provide notice for three successive workdays shall be considered as quitting voluntarily.

Any employee discharged for having more than four occurrences will be eligible for re-hire after six months.

E1

ATTACHMENT F

VACATION POLICY

Bristol Piping Systems recognizes the need for employee vacations to provide a change from the routine of work, to spend time with their families, or special occasions. Bristol Piping Systems reserves the right to deny vacation request, due to production schedules, or failure to follow this policy to its full extent.

1. Employees must obtain a vacation request from his/her foreman.

2. Employees will complete and submit the vacation request to their foreman for approval and signature.

3. Once approved it will be submitted to the plant superintendent for approval and signature.

4. Once approved, a copy will be returned to the employee, a copy will be sent to human resources, and it will be posted on the vacation scheduling board.

5. All vacation requests must be submitted to the plant superintendent at least 14 days prior to the beginning of the requested vacation, except under extenuating circumstances.

F1

ATTACHMENT G

PAY SCALE

Periods	Total Journeyman Compensation
2/16/2004 thru 2/13/2005	$26.20 per hour worked
2/14/2005 thru 2/12/2006	$27.05 per hour worked
2/13/2006 thru 2/11/2007	$27.90 per hour worked
2/12/2007 thru 2/10/2008	$28.75 per hour worked
2/11/2008 thru 2/15/2009	$29.60 per hour worked

Notes:

1. These rates apply to Journeymen only. All Apprentices and Metal Tradesmen wage rates will be as outlined in Article VIII.

2. These rates are all inclusive and include wages, health and welfare, pension, and training.

3. Health and welfare contributions for Apprentices and Metal Tradesmen shall be the same as for Journeymen except there will be no contribution for Metal Tradesmen until they have worked 2080 hours at Bristol Piping Systems.

4. Pension contribution for Apprentices will be a maximum of $0.15 per hour.

5. Pension contribution for Metal Tradesmen will be as follows:
Up to 4160 hours worked at Bristol Piping Systems:	0
4161 thru 10400 hours worked at Bristol Piping Systems:	$.25 per hour
Over 10400 hours worked at Bristol Piping Systems:	$2.00 per hour

6. For the purposes of calculating hours worked to determine pension and health and welfare contributions, any person not employed at Bristol Piping Systems in the previous twenty-four months will be considered a new hire with no hours accumulated.

G1

ATTACHMENT H

SYNALLOY CORPORATION

CODE OF BUSINESS CONDUCT AND RELATED POLICIES

The Code of Business Conduct of Synalloy Corporation contains the specific Corporate Policies adopted by the Board of Directors that relate to the legal and ethical standards of conduct of employees and agents of the Company. The following Corporate Policies constitute the Code of Business Conduct and govern the conduct of business by the Company:

This policy is subject to amendment upon issuance of final SEC regulations.

H1

I. GENERAL POLICY REGARDING LAWS AND BUSINESS CONDUCT

The Code of Conduct is the umbrella policy to the Synalloy Code of Business Conduct and Related Policies and is intended to supplement this policy. The Synalloy Code of Business Conduct and Related Policies outlines Company policies and procedures that address day-to-day business operations and conduct. The Code of Conduct is incorporated herein and made a part of the Synalloy Corporation Code of Business Conduct and Related Policies.

The purpose of this General Policy Regarding Laws and Business Conduct is to provide a general statement regarding the Company's expectations as to the legal and ethical nature of conduct of the Company's employees, directors, officers, financial officers, temporary employees, independent contractors, and agents (referred to thereafter as "Employee" or "Employees") while acting on the Company's behalf and to provide for the administration of the Company's Code of Conduct ("Code").

Moreover, this policy is intended to enhance the qualifications of the Code as a program that, under the United States Sentencing Guidelines, is reasonably designed, implemented and enforced so as to be generally effective in preventing and detecting criminal conduct.

The Audit Committee shall be responsible for the administration of the Code. The Audit Committee shall establish procedures and delegate authority to senior management, comprised of corporate officers and divisional presidents, in order to discharge this responsibility. The Audit Committee will oversee and review the Code periodically and make recommendations to the Board of Directors.

Waivers of the Code of Conduct

The Chief Executive Officer shall have the authority to grant waivers to Employees except senior officers and any such waivers shall be reported to the Audit Committee. The Board of Directors shall have the sole responsibility and authority to grant a waiver of any item of this Code to any senior officers and any such waiver shall be reported to the shareholders of the Company.

Introduction

The Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets our basic principles to guide all employees of the Company. Company Employees must demonstrate honesty and sound ethical behavior in all business transactions and personal integrity in all dealings with other and seek to avoid even the appearance of improper behavior. The Code applies to Employees of the Company as defined in second paragraph of the General Policy Regarding Laws and Business Conduct on page 2.

Employees must operate within the bounds of all laws applicable to the Company's business. If a law conflicts with a policy in this Code, you must comply with the law. Further, if a local custom or policy conflicts with this Code, you must comply with the Code. Managers must ensure that employees who report to them read this Code and understand the importance of complying with it and with applicable laws. If employees have questions about these conflicts, they should ask their supervisor how to handle the situation.

H2

It is the policy of the Company not to discriminate against employees, stockholders, directors, officers, customers or suppliers on account of race, color, age, sex, religion or national origin. All persons shall be treated with dignity and respect and they shall not be unreasonably interfered with in the conduct of their duties and responsibilities.

Contact Persons to Ask Questions or Report Violations

Employees may report violations of this code and of applicable laws in confidence and without fear of retaliation. The Company does not permit retaliation of any kind against employees of good faith reports of such violations, (except that appropriate action may be taken against an Employee if such individual is one of the wrongdoers).

In the event of questions regarding compliance or to report a violation, Employees should follow the normal chain of command as outlined in the Complaint Procedure in the Employee Handbook. However, if the violation is of an alleged serious breach of business ethics involving bribery, fraud, antitrust, conflict of interest, accounting irregularities, improper use and disclosure of inside information, confidential or proprietary information, or other serious matter involving an Employee or a case where it may not be appropriate to discuss an issue with a supervisor, the Employee should contact the Corporate Secretary in Spartanburg at extension 536 or the Chairman of the Audit Committee at the Spartanburg office at extension 532. This is a confidential viocemail accessible only by the Audit Committee members.

II. BUSINESS ETHICS

A. Commercial Bribery

The Company prohibits the payment or transfer of Company funds or assets to suppliers or customers in the form of bribes, kickbacks or other payoffs and prohibits Company employees and agents from participating in such schemes or from receiving such bribes, kickbacks or other payoffs. The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. Employees are prohibited from providing or receiving anything of value directly or indirectly for the purpose of obtaining or rewarding favorable treatment, including influencing a procurement action. Employees having influence on procurement decisions must be careful to avoid actual or potential conflicts of interest and may be required to certify from time-to-time that they have not violated and do not know of any other employee who has violated these prohibitions. Employees should discuss with divisional Presidents any gifts or proposed gifts to ascertain whether they are appropriate.

Bribes, kickbacks and payoffs include, but are not limited to: gifts of other than nominal vales; cash payments by Employees or third persons, such as suppliers, customers or consultants, who are reimbursed by the Company; the uncompensated use of Company services, facilities or property except as may be authorized by the Company; loans, loan guarantees or other extensions of credit (except from lending institutions at prevailing rates).

H3

This policy does not prohibit expenditures of nominal amounts for meals and entertainment of suppliers and customers that are an ordinary and customary business expense, if they are otherwise lawful. These expenditures should be included on expense reports and approved under standard Company procedures.

B. Fraud & Similar Irregularities

This policy establishes and communicates the Company's policy regarding the prohibition, recognition, reporting and investigation of suspected fraud, defalcation, misappropriation and other similar irregularities.

Employees are prohibited from engaging in fraud which includes dishonest or fraudulent act, misrepresentation, conversion to personal use of cash, securities, supplies or any other Company asset, unauthorized handling or reporting of Company transactions; defalcation, embezzlement, forgery, misappropriation of assets, falsification of Company records or financial statement for personal or other reasons, Any Employee who becomes aware of a fraudulent activity should report it immediately following the procedures addressed above under the section entitled "Contact Persons to Ask Questions or Report Violations."

The above list is not all-inclusive but intended to be representative of situations involving fraud. Fraud may be perpetrated not only by Company Employees, but by agents and other outside parties as well. All such situations require specific action by the Company.

The Company's Chief Financial Officer shall be notified of suspected significant Fraud (more than $5,000 of estimated loss), and, without regard to amount of loss, any Fraud involving an officer of the Company.

Fraud investigations (involving more than $5,000 of estimated loss), and any Fraud, without regard to amount of loss involving an officer of the Company, will be reported to the Audit Committee of the Board of Directors.

C. Antitrust

The Company strictly forbids formal or informal agreements or understandings with competitors where the purpose is to influence prices, terms or conditions of sale, volumes of production, production restrictions, allocations to markets or limitations of quality.

Employees are strictly forbidden to exchange information with competitors and potential competitors regarding production scheduling, distribution and pricing, terms or conditions of sale, quality limitations, production volumes and/or restrictions, interaction with customers, market share or any other information in violation of antitrust laws.

Employees are not permitted to join any trade association on behalf of the Company unless their supervisor, in conjunction with the division President, has determined that the association serves an important and proper business purpose and that counsel adequately supervises all of its activities. Employees should periodically review trade association memberships with their managers to determine their ongoing value.

H4

D. Sensitive Transactions

This policy advises Employees of the Company's position regarding sensitive transactions and requires that transactions are executed, and access to assets is permitted, only in accordance with management's authorization.

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly to officials of foreign governments or foreign political candidates, in order to obtain or retain business. It is strictly prohibited to make illegal payment to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities, which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules.

E. Conflicts of Interest

This policy establishes guidelines and procedures regarding timely and proper disclosure of possible conflicts of interests that an employee may have in connection with job duties and responsibilities in order that management may review and approve each situation as necessary to protect the best interests of the Company and its responsibilities as a public company.

A "conflict of interest" exists when a person's private interest interferes or conflicts in any way with the interest of the Company. A conflict situation can arise when an Employee takes actions or has interest that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an Employee, or members of his or her family, receives improper personal benefits or profits in a significant personal transaction involving the Company as a result of his or her position in the Company. Loans to, or guarantees of obligations of, Employees and their family members may create conflicts of interest.

"Members of an Employee's family" refer to the Employee's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, any person living in the same home with the employee or any business associate of the Employee.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. Employees are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on behalf of the Company.

If an Employee owns stock in a competitor and/or a supplier, it may or may not be a conflict of interest; however, Employee should report it to his supervisor.

H5

Sometimes, a conflict of interest will develop accidentally or unexpectedly, and the appearance of a conflict of interest can also easily arise. If an Employee feels that he/she has a conflict, actual, potential or apparent, he/she should report all pertinent details in writing to his/her manager. The presence of a conflict does not necessarily mean that the proposed activity will be prohibited. An Employee's responsibility is to fully disclose all aspects of the conflict to the appropriate manager and remove himself/herself from the decision-making process.

Employees will be required to indicate whether they have a conflict of interest and, if so, disclose such conflicts of interest annually on the Certificate of Compliance form. The Corporate Secretary will be responsible for notifying the Audit Committee of the Board of Directors of any significant exceptions.

III. ACCOUNTING CONTROLS, PROCEDURES & RECORDS

This policy establishes guidelines and procedures related to keeping books and records that in reasonable detail accurately and fairly reflect the Company's transactions and dispositions of assets. The Company shall maintain a system of internal accounting controls to ensure reliability and adequacy of its books and records and proper recording of all transactions including dispositions of assets.

Accurate and reliable financial and business records are of critical importance in meeting the Company's financial and business obligations. The Company has established guidelines and procedures related to keeping books and records that in reasonable detail accurately and fairly reflect the Company's transactions and dispositions of assets. The Company shall maintain a system of internal accounting controls to ensure reliability and adequacy of its books and records and proper recording of all transactions including dispositions of assets. No undisclosed or unrecorded fund or asset may be maintained or established for any purpose. The Company's financial records must be retained in accordance with its retention policies and all applicable laws and regulations.

As a public company, Synalloy is required to disclose through proper channels accurate and complete information regarding the Company and its results of operations on a timely basis.

The Company will not tolerate "leaks" or unauthorized disclosures of corporate information to members of the press or financial community. The Chief Financial Officer must authorize all communications to the press or financial community.

Policy

1. Authorization. The only transactions to be entered into by the Company are those that are executed in accordance with management's specific authorization or established, formalized policies and procedures. The Board of Directors approves that officers and other authorized employees of the Company are authorized, on behalf of this Company, and in its name to sign, draw, endorse, accept and negotiate checks, drafts, notes, money transfers or other orders for the payment of money; to demand, collect and receive any and all sums of money, securities, documents and property which may be due or belonging to the company; execute and deliver and

H6

electronic funds transfer agreement, open bank accounts in the name and in behalf of this Company, to sign and execute all legal documents, contracts, and to transact such business deemed necessary to conduct the routine affairs of the Company. Only the Chief Executive Officer and the Chief Financial Officer can commit to any contracts over 12 months.

2. Approval. No transaction will be recorded in the accounts of the Company unless it is within the scope of written policies and procedures or is specifically and formally approved by an appropriate and designated employee. Such approval requires the determination that the transaction (i) has been authorized in accordance with this Corporate Policy and (ii) is supported by documentary evidence to verify the validity of the transaction.

3. Accounting. All transactions entered into by the Company will be recorded in the accounts of the Company in accordance with normal, standard procedures. Each entry will be coded into an account that accurately and fairly reflects the true nature of the transaction.

4. Reporting. All transactions that have been accounted for in accordance with this Corporate Policy will be accumulated and processed in a manner that will permit preparation of financial statements, reports and data for purposes of internal, public and regulatory reporting. Such statements, reports and data must be in a form sufficient to reflect accurately and fairly the results of transactions entered into by the Company and to permit proper accountability for assets.

5. Responsibility. The implementation and maintenance of internal accounting controls, procedures and records that are adequate in all respects to satisfy the requirements of this policy will be the primary responsibility of the Chief Financial Officer.

6. Auditing. Compliance with the provisions and requirements of this policy will be tested and evaluated by the Company's Chief Financial Officer and external auditors. All control failures regarding this policy will be reported to the Audit Committee so that deficiencies can be corrected and assurance of compliance with the terms of this policy maintained.

Procedure

1. The Company will continuously evaluate its internal accounting controls, procedures and records to ensure compliance with the requirements of this policy. Such evaluation will be documented in a form suitable for inspection by outside parties, such as regulatory authorities, if the need arises.

2. The Company will take action to remedy any deficiency in internal accounting controls, procedures and records to ensure continuing compliance with the requirements of this policy.

H7

3. The external audit staff, in coordination with the Company's Chief Financial Officer, will ascertain that its audit scope, procedures and programs are adequate (i) for the purposes of testing and evaluating internal accounting controls, procedures and records and (ii) for complete reporting of deficiencies in internal accounting controls, procedures and records.

4. On or before March 31 of each year, the external auditor and the Company's Chief Financial Officer will prepare a written summary applicable to the preceding fiscal year which sets forth financial management's evaluation of the Company's internal accounting controls, procedures and records. Such a summary will consider financial management's overall evaluation and results of audits performed during the year, internal and external. For deficiencies noted in the evaluation, remedial action in progress or contemplated will be set forth in the summary. The summary will be addressed to the Audit Committee of the Board of Directors.

5. The Company will maintain the following policies to support requirements in this section:

III-1 Purchasing Policy

III-2 Employee Business Expense Policy

III-3 Capital Expenditure Policy

III-4 Gifts and Entertainment Policy

III-5 Document Retention Policy

III-6 Compensation Policy

IV. USE AND DISCLOSURE OF INSIDE INFORMATION

Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purposes except the conduct of our business. All non-public information about the Company, which includes information about other companies that is obtained during the course of employment, should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis on this information is not only unethical but also illegal. If you have any questions, please contact the Corporate Secretary.

In general, it is a violation of United States federal securities Laws for any person to buy or sell securities if he or she is in possession of material nonpublic information relating to those securities. Information is "material" if it could affect a reasonable person's decision whether to buy, sell or hold securities. Information is "nonpublic information" if it has not been publicly disclosed. Furthermore, it is illegal for any person in possession of material nonpublic information to provide other people with such information or recommend that they by or sell securities. (This is called "tipping.") In such case, both the person who provides and the person who receives the information may be held liable.

A violation of the United States federal insider trading Laws can expose a person to criminal fines of up to three times the profits earned (or losses avoided) and imprisonment for up to ten years, in addition to civil penalties of up to three times the profits earned (or losses

H8

avoided), and injunctive actions. The securities Laws also subject controlling persons to civil penalties for illegal insider trading by employees. Controlling persons include the Company and may also include directors, officers and supervisory personnel. These persons may be subject to fines up to the greater of $1,000,000 or three times the profits earned (or losses avoided) by the inside trader.

No preferential treatment will be given to any shareholder, potential investor or security analyst; therefore, the release to any such person of any material financial or operating data relating to the Company must be available to all such persons in compliance with SEC Regulation FD.

No financial data regarding the Company will be released to the public or members of the press or financial community except as authorized by the Chief Financial Officer. Due to the sensitive nature of investor relations and federal regulations relating thereto, all interviews with shareholders, potential investors and security analysts must be authorized by the Chief Financial Officer.

If information of a material nature regarding corporate activities, developments or discussions becomes or threatens to become known to outsiders, the Company is required to make prompt and thorough disclosure of such information to the public. Corporate matters subject to such treatment include negotiations leading to acquisitions and mergers, stock splits, the making of arrangements preparatory to an exchange or tender offer, changes in dividend rates or earnings, calls for redemption, new contracts, products or discoveries and other material developments.

Reference is made to Policy #IV-1 "Policy and Procedures for SEC Section 16 Reporting Persons"

V. CONFIDENTIAL OR PROPRIETARY INFORMATION

Employees must maintain the confidentiality of confidential or proprietary information entrusted to them by the Company or its customers, suppliers, or joint venture partners except when the disclosure is authorized by the corporate management or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to the Company. The obligation to preserve confidential information continues even after employment ends. No confidential information obtained during an Employee's work at a former employer should be brought on Company premises or used in the Employee's work at the Company.

All key managers under incentive plan must sign a non-compete confidentiality agreement in order to participate in the plan.

Reference is made to Policy #V-1: "Key Management Confidentiality Agreement."

H9

VI. ENVIRONMENTAL, HEALTH AND SAFETY

The Company pledges to protect the environment and the health and safety of employees, the users of our products and the communities in which we operate.

The Company strives to provide each employee with a safe and healthful work environment. Each Employee has responsibility for maintaining a safe and healthy workplace for all Employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

The management of Environmental, Health and Safety goals is accomplished through two specific programs: Environmental Program and the Health and Safety Program.

1. Environmental Program

a. Responsibility

Senior Management will have the ultimate responsibility for adopting, supporting and committing resources to a plan that ensures that the Company's facilities will be operating in an environmentally sound manner.

The Environmental Manager will be responsible for informing Senior Management of the requirements for the operation of the Company's facilities in compliance with all local, state and federal regulations. The Environmental Manager is responsible for the development of procedures for implementation by the facilities to ensure compliance with requirements and Company policies. The environmental Manager will obtain the services of consulting licensed professional (with pre-approval from the Audit Committee) where these services are necessary or required.

b. Regulatory Compliance

Procedures have been developed and implemented to obtain the necessary facility operating permits required by federal, state or local governments, commissions or districts. An annual regulatory review is conducted to determine compliance with existing laws and regulations and evaluate future compliance issues, if necessary.

c. Pollution Prevention

A pollution prevention plan has been developed to reduce the impacts of our operations on the environment. Specific procedures have been developed to eliminate, reduce or minimize potentially harmful emission to the air, land and water.

d. Risk Management / Emergency Response

The Company accepts the responsibility for identifying and managing the risks associated with hazardous operations and material by adhering to

Company safety, health and environmental policies that require us to make environmental, health and safety considerations a priority in our current operations and our planning and development of new products. Our facilities

H10

employ a team of specifically trained employees including environmental and safety staff, engineers, chemists, productions supervisors and production employees whose use industry accepted methods for analyzing, reviewing and minimizing risks involved with our operations. From this analysis, specific detailed operating procedures are developed, and training on these procedures are conducted for all employees.

Should an emergency involving hazardous materials occur, our emergency response plans are designed to warn and protect both our employees and the community. This plan has been reviewed with both the local fire department and emergency response personnel.

e. Education and Training

Education and training on environmental awareness is conducted to ensure that employees are aware of the Company's responsibilities and requirements for protecting the environment. Training is conducted on Company policies and procedures in place for compliance with Federal, State and local rules, regulations and policies. Training is conducted for management and non-management employees.

Reference is made to Policy #VI-1 - "The Synalloy Environmental Policy Manual."

2. Health and Safety Program

The Company is sincerely interested in the health, safety and welfare of each employee. Aside from a personal concern, the Company realizes that accidents also weaken employee morale, which in turn affects the job performance and customer relations of each employee. Therefore, it is the policy of this Company to insure each employee of a safe working environment. To accomplish this goal, the Company requires that each employee report any unsafe working condition to his/her supervisor. The Safety Manager has developed training programs for new employees and periodic mandatory training for all employees on a continuing basis. The Safety Manager along with the Safety Committee conducts routine audits of the facilities and checks for unsafe conditions. The Company also provides employees with proper safety equipment and monitors the use and condition of the equipment to ensure proper use.

Industrial Hygiene Statement

Physicals

The Company will contract with a reputable medical agency to perform needed physical testing and monitoring of identified employees on an annual basis or as required by OSHA standards/programs or as directed by other government agencies. These tests, specific for identified employees, may include Hearing tests, Urine Cytology and Pulmonary Function tests.

Environmental and Employee Exposure Monitoring

The Company will test and monitor as required by OSHA employee's exposure to substances regulated by an OSHA standard. If there is reason to believe that

H11

exposure levels for a substance exceed the action level or the permissible exposure level, appropriate employee and/or area monitoring will be performed. If results of monitoring are outside acceptable levels, then the specific operations involved will be discontinued until compliance can be achieved. Environmental monitoring may occur if it is considered necessary to verify acceptable air concentrations after emissions or spills

Reference is made to policy #VI-2 - "Synalloy Health and Safety Policy Manual."

VII. USE OF COMPANY RESOURCES

Company property may not be sold, loaned, given away, or disposed of, without proper authorization. All company assets must be used for proper purposes during employment with Synalloy. Improper use includes unauthorized personal use of the Company's assets, including computer equipment and software, data, vehicles, tools and equipment. Upon leaving employment with the Company, all Company property must be returned.

The company provides information systems, including, among other things, telephone, voicemail, email, computers databases, internal networks, on-line services and Internet access, for employees' use at the Company. Synalloy reserves the right to monitor, search, access and review all information in its systems, including information that employees may consider personal.

Upon hire, each new employee will be issued an "Electronic Information and Communication Systems Policy" and sign a Notice of Receipt that becomes a part of his/her personnel file. If Employee has any doubts about a particular use or issue pertaining to electronic communications he/she should check with Company management before proceeding. The Company reserves the right to modify and/or interpret this policy at any time.

Employees who abuse the privilege of access to the company's information and communication systems are subject to disciplinary action which could include removal from access to specific system(s) or, should the violation warrant, immediate termination of employment.

Reference is made to policy #VII-1 - "Electronic Information and Communication Systems Policy"

VIII. PATENTS AND TRADEMARKS

Besides its people, the Company's most important assets are its trademarks and trade secrets. All employees must disclose to the Company in writing and in reasonable detail, any and all inventions, improvements, developments, technical information, skill and know-how, patentable and unpatentable, which are made, discovered or developed by an employee in the course of, or as a result of performance of work by the employee for the Company, or any customer of the Company, without any obligation on the part of the Company, or any customer of the Company, to make any payment therefore. The employee will, at the request of the Company and at the expense of the Company, but without other consideration, execute or cause to be executed all documents and do or cause to be done all acts which may be necessary or desirable to confirm in the Company

H12

all right, title and interest throughout the world in and to such developments, and to enable and assist the Company to procure, maintain, enforce and defend patents, petty patents, copyright, and other applicable statutory protection throughout the world on all developments which may be patentable or copyrightable.

IX. POLITICAL CONTRIBUTIONS AND ACTIVITIES

The Company encourages participation of its employees in the political process. To protect itself from legal or appearance problems, the Company takes seriously its obligations under lobby laws, gift laws, and laws pertaining to political contributions. The Board of Directors must approve in advance any use of Company resources for political campaigns or fundraising.

X. GENERAL EMPLOYEE CONDUCT

The purpose of this General Employee Conduct Policy is to provide guidelines regarding the Company's expectations of employees and setting forth a summary of the personnel policies, benefits, and procedures.

The Company has two Employee Handbooks - one for Hourly Employees and one for Salaried Employees. Upon hire, each new employee will be issued a Handbook and sign a Notice of Receipt of Handbook that becomes a part of his/her personnel file. The Company will issue periodic updates or amendments as needed to notify employees of changes in policy.

Reference is made to policy #X-1 - "Synalloy Corporation Salaried Employee Handbook" and X-2 - "Synalloy Corporation Hourly Employee Handbook."

The Company has agreements with certain collective bargaining units as set forth in the following documents that are incorporated by reference:

  Agreement between Bristol Metals, L.P. and United Steelworkers of America Local 4586

  Agreement between Bristol Piping Systems and The United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the US and Canada, Local 538

  Agreement between Teamsters Local Union No. 549 and Bristol Metals, L.P.

XI. FOLLOW THROUGH

The Company's Code is intended to encompass all the Company's activities and emphasizes the importance of employees attaining the highest quality business conduct and solid business ethics.

Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code. The Company strongly encourages Employees to work with their managers in making such reports and, in addition, provides to employees the right to report such violations directly to the Corporate Secretary or the Chairman of the Audit Committee. Prompt reporting of violations is in the best interest of everyone. Reports by

H13

Employees will be handled as confidentially as possible. No employee will suffer retaliation by the Company because of a report made in good faith.

All managers are to maintain an "open door" policy with regard to Employee questions including those of business conduct and ethics. Employees are reminded to raise a question of moral standard or ethical behavior before it happens, rather than afterwards.

Reports or unethical or illegal activities will be investigated. A final determination will be reached, and appropriate corrective action taken whenever cases of possible misconduct are reported.

Every Employee's cooperation is required in assuring that violations of this Code are called to the attention of those who should be informed. It must be clearly understood that adherence to these policies carries the highest priority.

Compliance and Discipline

Though the Company is confident that it can count on every Employee to do his or her part, the Company would be remiss if it did not state categorically that deviations from its business conduct standards will not be tolerated. Disciplinary action will be taken against any individual violating these standards. Specifically, disciplinary action will be taken against any Employee who is found to have authorized, condoned, participated in or concealed actions that are in violations of these standards; against any manager who disregards or approves a violation, or who, through lack of diligence in supervision, fails to prevent or report violations; and against managers who retaliate, directly or indirectly, or encourage others to retaliate, against any employee who reports a potential violation of these standards. Because these standards are very important to the Company's corporate values, any deviation from these values may result in termination of employment.

H14

CERTIFICATE OF COMPLIANCE

I, hereby certify that I have received, reviewed and understand the Synalloy Corporation Code of Conduct.

Signature:

Social Security #:

Date:

Complete the above data, sign and return within 7 days of receipt of document(s).

Conflict of Interest Statement - Before completing this section, please read Section II-E of the Code titled "Conflicts of Interest."

I have no conflicts of interest

Please list any potential conflicts of interest below.

Sign-off by manager (if an employee discloses a potential conflict of interest, a copy of this Certificate will be sent to the manager for his/her approval.)

Manager's Name:

H15